                                                                   EXHIBIT 10.2

                         ARC MANUFACTURING INC.
                        ASSET PURCHASE AGREEMENT

      This ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into as of October 26, 1998, by and among JALATE, LTD., a California corporation (the "Buyer") and ARC MANUFACTURING, INC., a Florida corporation (the "Seller"), JOHN PAUL ARCIA, an individual ("Arcia") and DENNIS McCONKEY, an individual ("McConkey", and collectively with Seller and Arcia, the "Selling Parties").

                               RECITALS:
                               ---------

      WHEREAS, Seller is engaged in the design, manufacturing, importation, and retail distribution and sale of jeans, denim and other clothing throughout the United States (the "Business").

      WHEREAS, Seller owns and maintains equipment, merchandise, inventory, intellectual property, proprietary information and miscellaneous assets used in connection with the operation of the Business.

      WHEREAS, Seller desires to sell certain of such assets used in the Business to Buyer and Buyer desires to acquire certain of such assets used, useful or intended to be used in the operation of the Business (the "Transactions").

      WHEREAS, as an inducement to Buyer to engage in the Transactions, the Selling Parties currently herewith have (i) caused ARC Merchandising, Inc., a Florida corporation (ARC Merchandising"), to enter into an agreement with Buyer to provide ongoing warehousing and distribution services on behalf of Buyer within the state of Florida and (ii) caused ARC International Ltd., a Colombian corporation ("ARC Colombia"), to enter into an agreement with Buyer to continue to provide certain manufacturing services to ARC Merchandising for the benefit of Buyer.

      WHEREAS, in connection with the Transactions, Buyer will enter into employment agreements (the "Employment Agreements") with each of Arcia and McConkey.

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter set forth, it is mutually agreed by and between the parties as follows:


                                ARTICLE I
                       PURCHASE AND SALE OF ASSETS

      1.1 Assets Purchased. Upon the terms and conditions and at the times set forth in this Agreement, Seller will sell, assign, transfer and deliver to Buyer, and Buyer will purchase and acquire from Seller, all of Seller's right, title and interest in and to the following assets (the "Assets"), free and clear of any liens, claims, security interests or other encumbrances of any kind or nature whatsoever:

            1.11 All inventory, including without limitation, fabric, trim, work in process, finished apparel, clothing, garments, accessories, samples and any related items of Seller that is sold in the Business, and that is physically located at 7150 NW 36th Avenue, Miami, Florida 33147 or in transit as of the opening of business on the Closing Date (as defined below) and all documents of title or other documents representing the foregoing (collectively, "Inventory").

            1.12 All rights under purchase orders or contracts for the acquisition of Inventory (collectively, "Purchase Orders").

            1.13 All rights under sales orders or contracts for the sale of finished goods constituting Seller's backlog (collectively, "Sales Orders").

            1.14 All files, documents, papers, customer lists, supplier lists, inventory records, sales data, distribution records, permits, licenses, approvals and agreements pertaining to the foregoing or otherwise related to the Business that are material to the ownership or sale of the Assets (wherever such files, documents papers, customer lists, supplier lists, inventory records, sales data, distribution records, permits, licenses, approvals and agreements may be located and whether in tangible or electronic form); provided, however, that Seller may keep those records that are necessary for it to comply with requirements of the Internal Revenue System and shall make copies of those records available to Buyer upon request.

            1.15 All of Seller's rights under that certain Merchandise License Agreement between Anita Industries, Inc. ("Licensor") and Seller effective as of September 1, 1998 (the "License Agreement").

      1.2 Assumption of Liabilities. Buyer is not assuming, and shall not be deemed to have assumed or be liable for, any liabilities or obligations of Seller of any kind or nature whatsoever (including without limitation Seller's continuing operational liabilities, expenses and leases), other than Seller's obligations under (i) the Seller's obligations under the Sales Orders set forth on Schedule 4.8(b) attached hereto, (ii) Seller's obligations under the License Agreement arising from and after the Closing Date to the extent that such obligations relate to Buyer's sale of finished goods, and (iii) Seller's obligation to pay royalties under the License Agreement for sales of finished goods by Seller from October 1, 1998 through the Closing Date (not to exceed $9,500). Buyer expressly assumes and agrees to pay the obligations under items
(i) through (iii), inclusive.

                                ARTICLE II
                      PURCHASE PRICE AND RELATED MATTERS

      2.1 Purchase Price. In consideration for the sale and purchase of the Assets upon the terms and subject to the conditions contained in this Agreement, Buyer shall pay to Seller the sum of (x) $1,018,884 (representing (i) $919,994 (the book value of the Inventory as shown on Schedule 4.7 hereto) minus (ii) $9,500 (the maximum amount of royalty obligations to be assumed by Buyer pursuant to Section 1.2(iii) hereof) plus (iii) $108,390 (the dollar amount of the Purchase Orders as shown on Schedule 4.8(a) hereto), plus (y) the costs (representing sewing, cutting and other labor costs and freight and duty charges) (the "Conversion Costs") incurred by or on behalf of Seller in the ordinary course of business consistent with past practice and Section 4.8 from the date of this Agreement through and including the Closing Date (as defined below) in connection with the manufacturing and delivery of finished goods inventory utilizing the "Breaker Jeans" trademark being acquired by Buyer pursuant to this Agreement (the sum of (x) and (y) being the "Purchase Price"). The Purchase Price shall be paid as follows: (a) $25,000 of the Purchase Price shall be paid at Closing and (b) the balance of the Purchase Price shall be paid after the sale of the Inventory as finished goods under the trademark "Breaker Jeans" by Buyer, with Buyer to pay thirty five percent (35%) of its sales price for the finished goods until such time as the balance of the Purchase Price has been paid in full. Buyer shall make payments to Seller of the balance of the Purchase Price with respect to each shipment by overnight courier on the Friday of the week following the week in which the Inventory is shipped as finished goods by Buyer to its customers (e.g., if Buyer shipped finished goods inventory to its customers on a Thursday, Buyer would make payments to Seller on Friday of the following week); provided, however, that until Seller has delivered to Buyer the clarification to the UCC-1 financing statement as required by Section 6.7 hereof, no payments shall be required by Buyer to Seller pursuant to this sentence. Notwithstanding the foregoing, payments by Buyer for the sale of portions of the Inventory which constitute finished goods (as indicated on the inventory report dated October 28, 1998) (the "Finished Goods Inventory") and which are shipped between October 29, 1998 and the Closing Date shall be made as follows: Seller shall ship and invoice all Finished Goods Inventory from time to time with respect to the applicable sales order in its name but on behalf, at the direction, and for the benefit of Buyer and shall apply one hundred percent (100%) of the gross selling price (net of customary freight allowances) as indicated on the invoice to the payment of the balance of the Purchase Price. Seller shall be responsible for the factoring or collection of the accounts receivable generated by the sale of the Finished Goods Inventory and Seller's inability to collect any portion of the selling price of such Finished Goods Inventory shall not affect the application of the invoiced selling price to the balance of the Purchase Price.

      2.2 Sales Taxes. All sales, use, documentary and transfer taxes arising out of the sale of the Assets hereunder, if any, shall be paid by the Seller. Seller shall pay all costs and fees imposed by parties to Purchase Orders assigned to Buyer hereunder which may arise by reason of the Transactions.

      2.3 Tax Allocation. Buyer and the Selling Parties will agree on a valuation solely for tax purposes of the aggregate consideration paid for transfer of the Assets. Buyer shall then, subject to the approval of

Selling Parties, which shall not unreasonably be withheld, determine an allocation of such consideration to broad categories constituting components of the Assets and shall determine the information to be included on the Form 8594 to be filed with respect to the Transactions. Each of the parties will report the purchase and sale of the Assets in accordance with the agreed upon valuation and allocation among such broad categories for all federal, state and local tax purposes.

      2.4 Determination of Conversion Costs. Buyer and the Selling Parties acknowledge that the Conversion Costs cannot be determined at the time of the Closing Date. The Seller shall provide Buyer with its good faith determination (the "Seller's Determination") of the Conversion Costs within fifteen days after the Closing. The Seller shall include with the Seller's Determination a reasonably detailed statement showing how Seller arrived at the Seller's Determination. The Seller shall provide Buyer with reasonable access to its books and records to enable Buyer to determine whether it agrees with the Seller's Determination and shall provide such documentation to support its calculations as Buyer may reasonably request. If Buyer disagrees with Seller's Determination, Buyer shall inform the Seller of the reasons therefor and Buyer and the Seller shall meet to attempt in good faith to resolve any such disagreement within forty-five days of the Closing. If Buyer and Seller are unable to reach agreement on the final determination of the Conversion Costs within forty five days after the Closing, then Buyer and Seller shall either (i) agree to extend the period of time to reach such a final determination by mutual agreement or (ii) agree on an alternative method to reach such a final determination (e.g., by submitting such matter to a mutually-agreeable accounting firm). Until such time as the Conversion Costs are finally determined, the Conversion Costs for purposes of calculating the Purchase Price under Section 2.1 hereof shall be assumed to be $100,000.


                                ARTICLE III
                                  CLOSING

      3.1 Closing. The closing (the "Closing") of the Transactions contemplated by this Agreement are taking place at the offices of Irell & Manella LLP, 1800 Avenue of the Stars, Suite 900, Los Angeles, California 90067. The date of the Closing (the "Closing Date") is November 16, 1998.

      3.2 Selling Parties Deliveries. At the Closing, the Selling Parties are delivering to the Buyer the following:

            3.2.1 Bill of Sale. An executed general assignment, assumption and bill of sale with respect to the Assets in the form attached hereto as Exhibit A.

            3.2.2 Warehouse Letter Agreement. An executed letter agreement (the "Warehouse Letter Agreement") from ARC Merchandising in the form attached hereto as Exhibit B.

            3.2.3 Manufacture Letter Agreement. An executed letter agreement (the "Manufacture Letter Agreement") from ARC Colombia in the form attached hereto as Exhibit C.

            3.2.4 Employment Agreements. Executed Employment Agreements with Buyer from each of Arcia and McConkey in the form attached hereto as Exhibit D.

            3.2.5 Consent to Assignment. A consent from the Licensor to assignment of the License Agreement by Seller to Buyer in the form attached hereto as Exhibit E.

            3.2 6 UCC-1 Financing Statement Clarification. An executed clarification with respect to the UCC-1 Financing Statement in favor of The CIT Group/Commercial Services, Inc. (filing number 970000124056) in the form attached hereto as Exhibit F.

      3.3 Buyer Deliveries. At the Closing, the Buyer is delivering to Arcia and McConkey executed copies of their respective Employment Agreements with Buyer in the form attached hereto as Exhibit D.

      3.4 Transfer of Title; Risk of Loss; Rescission. The parties acknowledge that the sale and transfer of title of the Inventory from Seller to Buyer shall occur from time to time when Seller ships such Inventory on behalf of Buyer as finished goods to Buyer's customers; provided, however, that transfer of title to the Finished Goods Inventory shall occur at the Closing. Seller shall bear all risk of loss, damage, impairment, destruction, confiscation or condemnation of or to the Inventory, or any portion thereof, prior to transfer of title. The Purchase Price shall be reduced on a dollar-for-dollar basis if, prior to transfer of title, the Inventory is lost, damaged, impaired, destroyed, confiscated or condemned (measured by dollar amount as shown on Exhibit 4.7 hereto); provided, however, that if more than fifty percent (50%) of the Inventory (measured by dollar amount as shown on Exhibit 4.7 hereto) is lost, damaged, impaired, destroyed, confiscated or condemned, then Buyer shall have the option of terminating the Transactions and all related matters, including the Employment Agreements and the option grants provided for therein. If Buyer exercises its termination right, the License Agreement shall revert to Seller automatically and without any further action by Buyer and Seller may thereafter exercise its rights pursuant to the License Agreement as if Agreement had never been executed. Such rescission shall not relieve Buyer from its payment obligations for any Inventory already sold to Buyer.

      3.5 Default in Payments. If Buyer fails to make any payments to Seller or ARC Merchandising when due pursuant to Section 2.1 or Section 6.4 hereunder, and such failure continues for five (5) business days after written notice thereof:
(i) Seller may upon written notice to Buyer (the "Election Notice") elect not to deliver any remaining Inventory and may sell such Inventory for its own account, to the third party buyer under an applicable Sales Order; and (ii) the assignment of the License Agreement shall, upon delivery of the Election Notice to Buyer, revert to Seller. Notwithstanding the foregoing, Seller may not elect the remedies described in clauses (i) and (ii) of the previous sentence (x) if such payment default is less than ten percent (10%) of the amount due at that time to Seller or ARC Merchandising, as applicable, (y) if Buyer cures such payment default prior to Seller's delivery of the Election Notice, or (z) at any time after Buyer has paid at least ninety percent (90%) of the Purchase Price. If Seller elects to deliver an Election Notice, Buyer may elect upon written notice to Seller to terminate this Agreement and the Employment Agreements (including rescission of the option grants provided thereby), in which case none of the parties will have any further obligations thereunder.

                                ARTICLE IV
            REPRESENTATIONS AND WARRANTIES OF THE SELLING PARTIES

      The Selling Parties jointly and severally represent and warrant to Buyer that each of the following statements is true and correct as of the date of this Agreement and as of the Closing Date:

      4.1 Organization, Corporate Power and Authority. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and is duly qualified to transact business as a foreign corporation in all jurisdictions in which Seller conducts the Business, except where the failure so to qualify will not have a material adverse effect on the Assets or the Business. Seller has all requisite corporate power and authority to own, operate and lease the Assets, to conduct the Business, to execute and deliver this Agreement, and to perform its obligations hereunder.

      4.2 Authorization of Agreements. The execution, delivery and performance by Seller of this Agreement and the consummation of the Transactions contemplated herein have been duly authorized by all necessary corporate action by Seller (including without limitation by the requisite vote of Seller's shareholders). This Agreement has been duly executed and delivered by each of the Selling Parties and constitutes the legal, valid and binding obligation of each of the Selling Parties, enforceable against each of the Selling Parties in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws and equitable principles relating to or limiting creditors' rights generally.

      4.3 No Violation or Conflict. The execution, delivery and performance of this Agreement by each of Selling Parties do not (i) violate any provision of the Articles of Incorporation or Bylaws of Seller; (ii) contravene any law, rule, or regulation of any State or of the United States, or any order, writ, judgment, injunction, decree, determination or award currently in effect that affects or binds any of the Selling Parties; or (iii) result in any manner whatsoever in the violation or breach of, or constitute a default (or give rise to any right of termination, cancellation, or acceleration) under, any of the terms, conditions, or provisions of any license, permit, note, bond, mortgage, indenture, lease, contract, agreement or other instrument or obligation to which any of the Selling Parties is a party or by which any of the Selling Parties or any of their properties or assets may be bound, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of Selling Parties.

      4.4 No Existing Defaults. None of the Selling Parties is in default under any license, permit, note, bond, mortgage, indenture, lease, contract, agreement or other instrument or obligation, whether written or oral, to which any of the Selling Parties is a party or by which any of the Assets are bound, and there exists no condition or event which, after notice or lapse of time or both, would constitute a default in connection with any of the foregoing, except to the extent any of the foregoing would not have a material adverse effect on the Business or the Assets.

      4.5 Approvals. No approval, authorization, consent, order or action of or filing with any court, administrative agency or other governmental authority, or any other third party (other than the consent of the Licensor under the License Agreement, which such consent has been obtained), is required to be obtained by any of the Selling Parties for the execution and delivery by the Selling Parties of this Agreement or the consummation of the Transactions contemplated herein.

      4.6 Title to Assets. Seller holds good, valid and marketable title to the Assets, free and clear of restrictions on or condition to transfer or assignment and free and clear of all mortgages, liens, pledges, charges, security interests or other encumbrances of any kind or nature whatsoever. Except as set forth on Schedule 4.6, the Assets are in the sole possession of Seller. The delivery to Buyer of this Agreement and any other instruments of transfer of ownership contemplated by this Agreement will vest good and marketable title to the Assets in Buyer, free and clear of all mortgages, liens, pledges, charges, security interests or other encumbrances of any kind or nature whatsoever, at the times set forth in Section 3.4. Without limiting the generality of the foregoing, the Assets are not subject to any lien for federal, state or local taxes or assessments, whether or not perfected.

      4.7 Inventory. Schedule 4.7 attached hereto sets forth a true and correct list of all of the Inventory, including the book value thereof (determined in accordance with generally accepted accounting principles applicable in the United States ("GAAP"), consistently applied, as of the date hereof. The Inventory is of good and merchantable quality and is free of any defects, latent or patent, and is useable or saleable, as applicable, in the ordinary course of the operations of the Business. None of the Inventory constitutes returned or repossessed goods.

      4.8 Purchase Orders, Sales Orders and Manufacturing Costs. Schedule 4.8(a) attached hereto sets forth a true and correct list of all of the Purchase Orders, including the vendor, the dollar amount of the Purchase Order and the items ordered. Schedule 4.8(b) attached hereto sets forth a true and correct list of all of the Sales Orders, including the customer, the items ordered and the dollar amount of the order. The Purchase Orders have been placed in the ordinary course of business, consistent with past practice (including in terms of dollar amount and items ordered). True and correct copies of the Purchase Orders and the Sales Orders have been made available by the Selling Parties to the Buyer. Seller has provided to Buyer true and correct documentation regarding the full and entire cost of manufacturing and delivering to Miami, Florida the products which are to be sold and delivered pursuant to the Sales Orders.

      4.9 License Agreement. The License Agreement is in full force and effect and Seller and the Licensor are in full compliance with all of the terms thereof. No circumstances exist which, with notice or the passage of time or both, would constitute a default under the License Agreement or otherwise permit the Licensor to terminate or cancel the license granted by the License Agreement. Seller's use of the trademark "Breaker Jeans" and any other rights granted under the License Agreement to the best knowledge of the Selling Parties do not infringe or violate the intellectual property rights of any third party. Seller and its predecessor-in-interest have not received notice from any third party that the trademark "Breaker Jeans" or any other rights granted under the License Agreement violate or infringe the intellectual property rights of such third party. Seller has provided a true and correct copy of the License Agreement to Buyer. Except as set forth in the License Agreement, Seller is not required to pay any royalty, license fee or similar compensation in connection with any such intellectual property.

      4.10 Labor Matters. Seller has no collective bargaining agreements or employment or consulting agreements of any kind or nature (other than employment arrangements terminable at will without liability on the part of the employer or upon payment of no more than the applicable statutory or regulatory severance or termination benefits). The Selling Parties are not aware of any labor dispute or labor trouble involving employees of Seller nor has there been any such disputes or trouble during the two years preceding the date of this Agreement.

      4.11 Claims and Litigation. There are no claims, causes of action, actions, suits or proceedings relating to any of the Selling Parties pending or, to the knowledge of the Selling Parties, threatened against any of the Selling Parties at law or in equity, or before or by any federal, state or other governmental agency or instrumentality that might result in a material adverse effect on the Assets or the Business. To the knowledge of the Selling Parties, there are no orders, judgments or decrees of any court or governmental agency, that apply to any of the Selling Parties, the Business or any of the Assets.

      4.12 Compliance with Laws. The Business has been and is being conducted in compliance in all respects with all applicable federal, state and local laws and required approvals, orders, licenses and permits.

      4.13 Brokers and Finders. Except for the fee to Barry Ludlim of $.05 per garment sold by Buyer during the three-year period ending on the third anniversary of the Closing Date which utilizes the "Breaker Jeans" trademark (or any substitute trademark utilized by Buyer for the products currently sold by Seller), which Buyer assumes and agrees to pay, none of the Selling Parties nor any of their directors, officers, employees or agents has employed, or incurred any liability to, any broker, finder or agent for any brokerage fees, finder's fees, commissions or other amounts with respect to the sale of Assets, this Agreement or the Transactions contemplated herein.

      4.14 True Copies. All documents furnished to Buyer by any of the Selling Parties pursuant to this Agreement are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

      4.15 No Material Adverse Change; Operations in Ordinary Course. Since September 30, 1998, (i) there has been no material adverse change in the Business and no material adverse change affecting the Assets or the Business, and (ii) Seller has operated the Business only in the ordinary course, consistent with past practice.

      4.16 Transfer. The transfer of the Assets contemplated herein will not leave Seller unable to meet its obligations to its creditors as they become due and the value of all of Seller's assets upon completion of the transfer contemplated herein will exceed the amount of its liabilities.

      4.17 Accuracy of Representations and Warranties. No representation or warranty made by the Selling Parties in this Agreement or any disclosure schedule or certificate or other agreement delivered hereunder contains or will contain any untrue statement of a material fact or omits any material fact necessary to make the statements contained herein or therein not misleading. None of the Selling Parties knows of any fact which has resulted or which in the reasonable judgment of any of the Selling Parties, will result in a material change in the Business or the Assets which have not been set forth in this Agreement or otherwise disclosed in writing to Buyer.


                                ARTICLE V
                    BUYER'S REPRESENTATIONS AND WARRANTIES

      Buyer represents and warrants to the Selling Parties that each of the following statements is true and correct as of the date of this Agreement and as of the Closing Date:

      5.1 Organization, Corporate Power and Authority. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of California and is duly qualified to transact business as a foreign corporation in all jurisdictions in which Buyer conducts its business, except where the failure so to qualify will not have a material adverse effect on Buyer's ability to perform its obligations under this Agreement. Buyer has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

      5.2 Authorization of Agreements. The execution, delivery and performance by Buyer of this Agreement and the consummation of the Transactions contemplated herein have been duly authorized by all necessary corporate action by Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws and equitable principles relating to or limiting creditors' rights generally.

      5.3 No Violation or Conflict. The execution, delivery and performance of this Agreement by Buyer do not (i) violate any provision of the Articles of Incorporation or Bylaws of Buyer; (ii) contravene any law, rule, or regulation of any State or of the United States, or any order, writ, judgment, injunction, decree, determination or award currently in effect that affects or binds Buyer; or (iii) result in any manner whatsoever in the violation or breach of, or constitute a default (or give rise to any right of termination, cancellation, or acceleration) under, any of the terms, conditions, or provisions of any license, permit, note, bond, mortgage, indenture, lease, contract, agreement or other instrument or obligation to which Buyer is a party or by which Buyer or any of its properties or assets may be bound, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Buyer.

      5.4 Financial Statements. Buyer has provided to Seller its unaudited balance sheet as of September 30, 1998 and its statements of operations for the three-month and nine-month periods ending September 30, 1998 (the "Financial Statements"). The Financial Statements have been prepared in accordance with GAAP, and in accordance with Buyer's usual practices, principles and procedures, except as set forth in the footnotes, if any, to such financial statements. Seller agrees to keep such Financial Statements strictly confidential.

      5.5 Brokers and Finders. Except for the fee to Barry Ludlim of $.05 per garment sold by Buyer during the three-year period ending on the third anniversary of the Closing Date which utilizes the "Breaker Jeans" trademark (or any substitute trademark utilized by Buyer for the products currently sold by Seller), which Buyer assumes and agrees to pay, none of Buyer or any of its directors, officers, employees or agents has employed, or incurred any liability to, any broker, finder or agent for any brokerage fees, finder's fees, commissions or other amounts with respect to the sale of Assets, this Agreement or the Transactions contemplated herein.

      5.6 Accuracy of Representations and Warranties. No representation or warranty made by Buyer in this Agreement or any disclosure schedule or certificate or other agreement delivered hereunder contains or will contain any untrue statement of a material fact or omits any material fact necessary to make the statements contained herein or therein not misleading.


                                ARTICLE VI
                                CONVENIENCE

      6.1 Seller's Existence. After the Closing, Seller shall maintain its corporate existence for so long as shall be necessary for Seller to perform its obligations under this Agreement.

      6.2 Letter Agreements. Seller and Arcia shall cause ARC Merchandising and ARC Colombia to comply with their obligations under the Warehouse Letter Agreement and the Manufacture Letter Agreement, respectively; provided, however, that the foregoing shall not require the Selling Parties to make any capital investments in ARC Merchandising or ARC Colombia.

      6.3 Additional Transfer Documents. After the Closing, the Selling Parties shall from time to time, at Buyer's request and without further cost and expense to Buyer, execute and deliver to Buyer such other instruments of conveyance and transfer (including, without limitation, additional assignments suitable for filing or recording with respect to the Assets) and take such other action as Buyer may reasonably request so as more effectively to sell, assign, and transfer to Buyer title to and possession of the Assets as provided in this Agreement or otherwise to consummate the Transactions contemplated herein.

      6.4 Manufacturing Services. Until the Purchase Price is paid in full, Buyer agrees to utilize ARC Merchandising (through its association with ARC Colombia) for manufacturing services (cutting, sewing, etc.) necessary to manufacture the Inventory into finished goods. The Selling Parties will cause ARC Merchandising to provide such services to Buyer on the same terms and conditions as ARC Merchandising currently provides to Seller. The Selling Parties and Buyer acknowledge that ARC Merchandising shall invoice Buyer for such services at the time of delivery of finished goods to Buyer (f.o.b. Miami) and Buyer will pay for such services on the Friday of the following week. No payments will be required for any services provided by ARC Merchandising if the Inventory being utilized or the finished goods are lost, damaged, impaired, destroyed, confiscated or condemned prior to delivery by ARC Merchandising to Buyer.

      6.5 Noncompetition. The Selling Parties agree that, for a period of eighteen (18) months from the Closing Date or, if earlier, until the Employment Agreements are terminated by Buyer or are not renewed by Buyer in accordance with their terms when Arcia and McConkey are willing to renew, the Selling Parties will not, directly or indirectly, engage in, own, manage, operate, join, control or participate in the ownership, management, operation or control of any business engaged in the wholesale or retail sale or distribution of products that are the same as or similar to the finished goods sold or distributed by the Seller in the junior's market with a wholesale price point of between $12.00 and $15.00 per garment; provided, however, that the Selling Parties may own less than five percent (5%) of the shares of a public company engaged in such business. The foregoing covenant is a material part of the consideration for the purchase of the Assets..

      6.6 Purchase Orders. The parties acknowledge that a portion of the Purchase Price reflects payment to Seller for the Purchase Orders which are being acquired by Buyer. Seller agrees to segregate a portion of the Purchase Price necessary to pay the invoices for such Purchase Orders and agrees that it will pay such invoices when due. Seller shall deliver to Buyer (or at its direction) the materials received pursuant to the Purchase Orders.

                                ARTICLE VII
                              INDEMNIFICATION

      7.1 Survival of Representations and Warranties. All representations and warranties made in this Agreement shall survive the closing of this Agreement. Any party learning of a misrepresentation or breach of any of its representations and warranties under this Agreement shall immediately give written notice thereof to all other parties to this Agreement. The representations and warranties of this Agreement shall terminate one year from the Closing Date and such representations and warranties shall thereafter be without force or effect except for any claim as to which notice has been given to the party to be charged prior to such expiration date; provided that the representations and warranties contained in Sections 4.2, 4.6, 4.9 and 5.2 hereof shall survive indefinitely.

      7.2   Indemnification by the Selling Parties.

      The Selling Parties hereby jointly and severally agree to indemnify, defend and hold Buyer and its affiliates, directors, officers, employees, representatives, successors and assigns, harmless from and against any and all losses, liabilities, obligations, actions, suits, judgments, settlements, damages, costs and expenses, including but not limited to interest, penalties and actual attorneys' fees and expenses ("Losses") suffered by such parties and arising out of or due to:

                 A. A breach of any representation, warranty or covenant of the Selling Parties contained in this Agreement or other writing delivered pursuant hereto.
                 B. Any liability or obligation of the Selling Parties not expressly assumed by Buyer pursuant to Section 1.2 of this Agreement, including, but not limited to, any liability or obligation of the Business.

                 C. Any liability or obligation for any taxes with respect to the Assets or the Transactions.

      7.3 Buyer's Indemnification. Buyer agrees to indemnify, defend, and hold the Selling Parties and their affiliates, directors, officers, employees, representatives, successors and assigns, harmless from and against from and against any and all Losses suffered by such parties and arising out of or due to:
                 A. A breach of any representation, warranty or covenant of the Buyer contained in this Agreement or other writing delivered pursuant hereto.
                 B. The non-payment of any liability or obligation of Seller expressly assumed by Buyer pursuant to Section 1.2 of this Agreement.

      7.4 Notice to Indemnifying Party. If any party (the "Indemnified Party") receives notice of any claim or other commencement of any action or proceeding with respect to which any other party is obligated to provide indemnification (the "Indemnifying Party") pursuant to Section 7.2 or Section 7.3, the Indemnified Party shall promptly give the Indemnifying Party written notice thereof, which notice shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom; provided that the failure to give such notice shall not affect the Indemnifying Party's obligations hereunder except (and then only to the extent) that it is materially prejudiced thereby. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder, without the prior written consent of the Indemnifying Party (which shall not be unreasonably withheld) unless suit shall have been instituted against it and the Indemnifying Party shall not have taken control of such suit after notification thereof as provided in Section 7.5 of this Agreement.

      7.5 Defense by Indemnifying Party. In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, the Indemnifying Party at its sole cost and expense may, upon written notice to the Indemnified Party, assume the defense of any such claim or legal proceeding, and the Indemnifying Party shall advise the Indemnified Party in writing of any element of the claim which the Indemnified Party believes is not covered by this indemnity. The Indemnified Party shall be entitled to participate in the defense of any such action, on any element of the claim not covered with its counsel and at its own expense. If the Indemnifying Party does not assume the defense of any such claim or litigation resulting therefrom, (a) the Indemnified Party may defend against and/or settle such claim or litigation, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate, and (b) the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. The Indemnifying Party will not settle any claim or litigation which does not include as a term an unconditional release of the Indemnified Parties.


                                ARTICLE VIII
                                MISCELLANEOUS

      8.1 Exhibits. All exhibits, schedules and lists attached to this Agreement or delivered pursuant to this Agreement, shall be deemed a part of this Agreement and incorporated herein as if fully set forth herein.

      8.2 Expenses. Except as provided herein to the contrary, each party will bear its own fees and expenses in connection with the negotiation, preparation, execution of this Agreement and the Transactions.

      8.3 Attorneys' Fees. In the event of any litigation between the parties to declare or enforce any provisions of this Agreement, the prevailing party or parties shall be entitled to recover from the losing party or parties, in addition to any other recovery and costs, reasonable attorneys' fees incurred in such litigation in both the trial and the appellate courts.

      8.4 Integration. This Agreement, its exhibits and schedules, any other documents incorporated by reference herein or executed in connection herewith, constitute the entire Agreement of the parties hereto, and there are no promises, terms, conditions or obligations other than those contained herein or therein. This Agreement supercedes all prior communications, representations or agreements, verbal or written between the parties hereto and shall not be amended except in writing subscribed to by the parties hereto.

      8.5 Cooperation. Each party hereto agrees, both before and after the Closing Date, to execute any and all further documents and writings and perform such other reasonable actions which may be or become necessary or expedient to effectuate and carry out the Transactions contemplated by this Agreement.

      8.6 Remedies Not Exclusive. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy will be cumulative and will be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies will not constitute a waiver of the right to pursue other available remedies.

      8.7 Waivers. With regard to any power, remedy or right provided herein or otherwise available to any party hereunder, (i) no waiver or extension of time will be effective unless expressly contained in a writing signed by the waiving party, and (ii) no alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, or delay or omission in exercise of rights or other indulgence.

      8.8 Notices. All notices under this Agreement will be in writing and will be delivered by personal service, facsimile, telegram, telecopy or certified mail (postage prepaid) to such address as may be designated from time to time by the relevant party, and which will initially be as set forth below. Any notice sent by certified mail will be deemed to have been given three (3) days after the date on which it is mailed. All other notices will be deemed given when received. No objection may be made to the manner of delivery of any notice actually received in writing by an authorized agent of a party. Notices will be addressed as follows or to such other address as the party to whom the same is directed will have specified in conformity with the foregoing:

            (i)    If to any of the Selling Parties:

                   ARC Manufacturing, Inc.
                   7100 N. W. 36th Avenue
                   Miami, Florida 33147
                   Attn:  Paul Arcia

                   With a copy to:

                   Thomas L. David, P.A.
                   1428 Brickell Avenue, Eighth Floor
                   Miami, Florida 33131


            (ii)   If to Buyer:

                   Jalate, Ltd.
                   2085 South Garfield Street
                   Commerce, California 90040
                   Attn:  President

     8.9 Third-Party Benefits. Except as expressly provided herein, none of the provisions of this Agreement will be for the benefit of, or enforceable by, any third-party beneficiary.

     8.10 Governing Law. All questions with respect to the Agreement and the rights and liabilities of the parties will be governed by the laws of the State of California, regardless of the choice of laws provisions of that state or any other jurisdiction.

     8.11 Successors and Assigns; Assignment. This Agreement will be binding upon and inure to the benefit of the parties, their respective successors and permitted assigns. Neither this Agreement nor any of the parties' rights hereunder shall be assignable by either party without the prior written consent of the other party; provided Buyer may, without the consent of the Selling Parties, assign its rights under this Agreement to any of Buyer's affiliates.

     8.12  Rules of Construction.

           8.12.1 Headings. The Article and Section headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, extend or interpret the scope of this Agreement or of any particular Article or Section.

           8.12.2 Number and Gender. Throughout this Agreement, as the context may require: (a) the masculine gender includes the feminine and neuter; and the neuter gender includes the masculine and feminine; (b) the singular tense and number includes the plural, and the plural tense and number includes the singular; and (c) the past tense includes the present, and the present tense includes the past.

           8.12.3 Severability. The validity, legality or enforceability of the remainder of this Agreement will not be affected even if one or more of the provisions of this Agreement will be held to be invalid, illegal or unenforceable in any respect.

     8.13 Agreement Negotiated. The parties hereto are sophisticated and have been represented by lawyers throughout the Transactions who have carefully negotiated the provisions hereof. As a consequence, the parties do not believe the presumption of the laws or rules of any jurisdiction relating to the interpretation of contracts against the drafter of any particular clause should be applied in this case and therefore waive its effects.

     8.14 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


[Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, THIS AGREEMENT has been executed as of the day and year first herein above written.


                                      Jalate, Ltd.,
                                      A California corporation


                                      By: /s/ Vint Bacon
                                         ----------------------
                                          Vint Bacon
                                          President


                                      ARC Manufacturing, Inc.,
                                      A Florida corporation


                                      By: /s/ John Paul Arcia
                                         ----------------------
                                         John Paul Arcia
                                         Co-President


                                      By: /s/ Dennis McConkey
                                          ---------------------
                                          Denis McConkey
                                          Co-President


                                          /s/ John Paul Arcia
                                          ---------------------
                                          John Paul Arcia

                                          /s/ Dennis McConkey
                                          ---------------------
                                          Dennis McConkey